Exhibit 99.2

LaBranche & Co Inc.

Larry Prendergast

Executive Vice President of Finance

Harvey S. Traison

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR RELEASE 4/23/04 AT 7:45AM EDT

Financial Dynamics

Investors:  Michael Polyviou

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LaBranche & Co INC. REPORTS First Quarter 2004 results

NEW YORK, New York, April 23, 2004 — LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the first quarter ended March 31, 2004.

Revenue for the 2004 first quarter grew to $79.9 million from $76.6 million for the 2003 first quarter.  Net income available to common stockholders for the 2004 first quarter improved to $6.9 million, or $0.11 per diluted share compared to net income available to common stockholders of $4.4 million, or $0.07 per diluted share, for the comparable 2003 quarter.

LaBranche has scheduled a conference call to review its 2004 first quarter results today at 10:00 a.m. (Eastern). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The company is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 103 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 200 options.

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE, INCLUDING WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS “BELIEVES”, “INTENDS”, “EXPECTS”, “ANTICIPATES”, AND WORDS OF SIMILAR IMPORT, CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND SINCE SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THE ACTUAL RESULTS AND PERFORMANCE OF LABRANCHE AND THE INDUSTRY MAY TURN OUT TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. LABRANCHE ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
	(unaudited)	(unaudited)

REVENUES:
Net gain on principal transactions	$52,298	$51,803
Commissions	25,523	22,516
Other	2,092	2,315
Total revenues	79,913	76,634

EXPENSES:
Employee compensation and related benefits	27,791	25,819
Interest	12,358	11,721
Exchange, clearing and brokerage fees	8,894	10,662
Lease of exchange memberships	4,143	6,469
Depreciation & amortization of intangibles	3,055	3,310
Other	10,031	7,380
Total expenses	66,272	65,361

Income before minority interest and provision for income taxes	13,641	11,273

MINORITY INTEREST	175	—

Income before provision for income taxes	13,466	11,273

PROVISION FOR INCOME TAXES	5,552	5,746

Net income	7,914	5,527

Preferred dividends and discount accretion	1,056	1,167

Net income available to common shareholders	$6,858	$4,360

Weighted-average common shares outstanding:
Basic	59,806	59,495
Diluted	60,224	60,289

Earnings per share:
Basic	$0.11	$0.07
Diluted	$0.11	$0.07

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$512,639	$491,885

Cash and securities segregated under federal regulations	5,819	3,959

Securities purchased under agreements to resell	9,000	13,000

Receivable from brokers, dealers and clearing organizations	247,613	142,639

Receivable from customers	7,340	3,4343,434

Securities owned, at market value:
Corporate equities	240,948	265,568
Options	96,141	73,694
Exchange-traded funds	269,021	102,626
United States Government obligations	4,043	—

Commissions receivable	4,879	4,613

Exchange memberships contributed for use, at market value	13,500	15,000

Exchange memberships owned, at cost (Market value of $58,927 and $58,870, respectively)	77,319	77,319

Goodwill and other intangible assets	683,590	686,184

Other assets	67,714	79,681

Total assets	$2,239,566	$1,959,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$52,211	$45,172
Payable to customers	16,608	9,010
Securities sold, but not yet purchased, at market value:
Corporate equities	378,648	232,942
Options	83,872	67,079
Exchange-traded funds	227,513	115,140
United States Government obligations	15,260	—

Accrued compensation	25,109	42,833
Accounts payable and other accrued expenses	91,121	99,844
Income taxes payable	6,925	8,588
Deferred tax liabilities	169,226	172,846
Short term debt	101,983	101,971
Long term debt	255,763	255,606
Subordinated liabilities:
Exchange memberships contributed for use, at market value	13,500	15,000
Other subordinated indebtedness	20,285	20,285

Total liabilities	1,458,024	1,186,316

MINORITY INTEREST	175	322

TOTAL STOCKHOLDERS’ EQUITY	781,367	772,964

Total liabilities and stockholders’ equity	$2,239,566	$1,959,602

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended March 31,
	2004	2003

NYSE average daily share volume (millions)	1,538.5	1,419.4

LAB share volume on NYSE (billions)	26.0	23.2

LAB dollar volume on NYSE (billions)	$743.4	$566.7

LAB number of principal trades on the NYSE (millions)	7.4	9.1

LAB principal shares traded on the NYSE (billions)	6.6	7.7

LAB dollar value of principal shares traded on the NYSE (billions)	$196.0	$191.9

LAB realization rate (basis points)(1)	2.3	2.6

LAB NYSE common stock listings	576	582

LAB AMEX common stock listings	104	91

LAB AMEX option listings	233	146

(1) Calculated as LAB’s NYSE principal trading revenue divided by LAB dollar value of principal shares traded on the NYSE

END